Exhibit 21

                                SUBSIDIARIES

The subsidiaries of the Company as of October 31, 1998 are as follows:

                                                    Jurisdiction of
Name of Subsidiary                                   Incorporation
------------------                                  ---------------

Armtec Defense Products Co.                            Delaware

Auxitrol Co.                                           Delaware

Equipment Sales Co.                                    Connecticut

Esterline Technologies (Hong Kong) Limited             Hong Kong

Excellon Automation Co.                                California
  Excellon U.K.                                        California
  Excellon Europa GmbH                                 Germany
  Amtech Automated Manufacturing Technology, Inc.      Utah
  Excellon Japan Co.                                   Japan

Federal Products Co.                                   Delaware
  Federal Products U.K. Ltd.                           Delaware

Fluid Regulators Corporation                           Ohio

Hytek Finishes Co.                                     Delaware

Kirkhill Rubber Co.                                    California

Korry Electronics Co.                                  Delaware
  Memtron Technologies Co.                             Delaware

Mason Electric Co.                                     Delaware

Midcon Cables Co.                                      Delaware

TA Mfg. Co.                                            California
  Kai R. Kuhl Company, Inc.                            California

W.A. Whitney Co.                                       Illinois

Auxitrol Technologies S.A.                             France
  Auxitrol S.A.                                        France
  Auxitrol International                               France
  Auxitrol Industries                                  France


        55A
      The above list excludes certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 31, 1998.


        55B